Vermont Gas Transmission Line
Vermont Gas Distribution Territory



Border Purchase Station
MLV 20 Highgate Farm Tap
Swanton Gate
Bushey Rd. Gate
LLV 10
MLV 40
Sheldon Gate
Beebe Rd. Gate
Lower Newton Rd. Gate
St. Albans Gate MLV 50
Nason Rd. Gate
Georgia Gate MLV 60
Sandy Birch Rd. Gate
Quail Hollow Gate Statioin
Milton Gate MLV 80
MLV 70
Catamount Gate
MLV 90 Munson Flats
Colchester Gate
Country Meadow Gate
Propane-Air Peak Shaving Plant Sunderland Station
LLV 50
Eagle Park Gate
LLV 40
LLV 60
LLV 70
HAVEG IND. GATE
McNeil Gate
Essex / South Burlington Gate
Winooski Gate LLV 110
Missisquoi Bay
Morses Line
Alburg Springs
East Alburg
Alburg
Highgate Springs
Franklin
HIGHGATE
Highgate Center
FRANKLIN
West Swanton
Alburg Center
ALBURG
East Highgate
Shawville
North Sheldon
Swanton
Maquam
Highgate Falls
Sheldon Springs
Sheldon Jct.
South Alburg
Sheldon
East Sheldon
SWANTON
SHELDON
Isle La Motte
Fonda
ISLE LA MOTTE
Butler Island
NORTH HERO
St. Rocks
ST. ALBANS
FAIRFIELD
North Hero
St. Albans
Fairfield Station
St. Albans Bay
Fairfield
East Fairfield
NEW YORK
Melville Landing
North Fairfax
St. Albans Res.
GEORGIA
Georgia Center
GRAND ISLE
Metcalf Pond
Grand Isle
Grand Isle Station
Georgia Plains
Silver Lake
FLETCHER
Savage Island
Halfmoon Pond
North Cambridge
FAIRFAX
Gordon Landing
Fletcher
Binghamville
MILTON
Long Pd.
Keeler Bay
Fairfax
Arrowhead Mtn. Lake
Fairfax Falls
South Hero
Cambridge
Lake Champlain
Milton
Milton Pond
Providence Island
SOUTH HERO
Checkerberry Village
Westford
WESTFORD
Brookside
Chimney Corner
Malletts Bay
Colchester Pd.
Colchester
UNDERHILL
ESSEX
Essex Center
Underhill Flats
COLCHESTER
Toll Ferry
Winooski
Jericho
Underhill Center
Essex Jct.
Burlington
South Burlington
Kirby Cor.
JERICHO
Jericho Center
Taft Cors.
Williston
West Bolton
Shelburne Bay
WILLISTON
Fays Corner
Richmond
SHELBURNE
Shelburne
Shelburne Pond
Lake Iroquois
Jonesville
St. George
RICHMOND
Shelburne Falls
Bolton